$7.3 Million Master Lease Financing Line and Warrant Agreement
                                   Terms Sheet
                               September 14, 2000

LESSOR:                       Sun  Microsystems   Finance,  A  Division  of  Sun
                              Microsystems of Canada Inc., or assignee.

LESSEE:                       InfoCast Corporation, a Nevada Company

LINE OF
FINANCING
TERM: Twelve months from execution date of this term sheet.

FACILITY:                     $7.3 million (US) financing for the acquisition of
                              Sun equipment.


STAGING
OF FINANCING:                 $2 million of Lessor's  Line of Financing  will be
                              available initially. Subject to favorable eFinance
                              review,  an additional $2 million of Lessor's Line
                              of Financing  will be made available at Infocast's
                              request.  Subject to  favorable  eFinance  review,
                              another  $2  million  of  the  Lessor's   Line  of
                              Financing will be made available at Infocast's request and subject to favorable eFinance review, the final $1.3 million of the Lessor's Line of Financing will be made available at Infocast's request.

LEASE TERM:                   Each schedule  will have a twenty-four  month term
                              in the  form of a fair  market  value  net  lease.
                              Monthly payments will be in advance, beginning on the first day of the calendar month following funding. An interim rental will be charged for the period from funding until the date of lease commencement.

RATE:                         Interest   rates   will   indexed  to  the  2-year
                              Government of Canada Bond (as published in the Globe and Mail) on the day of funding.

AMOUNTS: 100% of invoiced cost of equipment excluding sales tax, freight and similar costs.

WARRANTS:                     Infocast  will grant  Lessor  warrants to purchase
                              such  number of shares of  InfoCast  Corporation's
                              common Stock equal to a total of  $1,095,000  (15%
                              of $7,300,000)  divided by the Warrant Share Value
                              (Exercise  Price  multiplied  by a factor of .75).
                              The warrants  will be granted on the First Closing
                              Date, as defined in the Stock



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                              Purchase  Agreement.  The Exercise  Price shall be
                              the lesser of the stock price on the First Closing Date or the trailing ten-day average price for InfoCast Corporation's common stock ending upon the First Closing Date. The warrant shall have a sixty month duration. The warrant will include a net issuance provision allowing it to be exchanged without the payment of additional consideration for the company's stock based upon the values of the warrant and the stock at the time of exchange. Twenty-seven and four-tenths percent (27.4%) of the warrants shall be immediately exerciseable and vested as of the First Closing Date. An additional twenty-seven and four-tenths percent (27.4%) of the warrants shall vest upon the date of each Sun approval for Infocast to use another $2 million of the $7.3 million Line of Financing. The final seventeen and eight-tenths percent (17.8%) of the
                              warrants   shall  vest  upon  Sun's  approval  for
                              Infocast to use the final $1.3 million of the $7.3 million Line of Financing. All warrant terms and conditions shall be specifically set forth in the warrant documents ("Warrants").

EQUIPMENT
LOCATION:                     Equipment to be located in North  America  (Canada
                              or the United States). Lessee will use best efforts to provide landlord waivers from the landlords where equipment is located.

INSURANCE:                    The Lessee will provide  insurance against loss or
                              damage to the equipment.

EXPENSES:                     All   reasonable   third  party  expenses  of  the
                              transaction will be borne by the Lessee.

COVENANTS:                    No change in Lessee's  business model or strategic
                              intent materially adverse to this transaction, cross default, and other standard lease covenants.

PREPAYMENT:                   Terms for Lease buyout and early termination to be
                              negotiated, defined and agreed to by both parties.

SUBJECT TO:                   Mutually     acceptable    lease    and    warrant
                              documentation.

OTHER TERMS
CONDITIONS:                   Other standard terms and conditions, including but
                              not limited to, possible leases, still to be negotiated and agreed to by both parties.


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Acknowledgement:


Sun Microsystems, Inc.               InfoCast Corporation

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